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                                                                    EXHIBIT 3.07

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SHEARSON LEHMAN BROTHERS INC.


            Shearson Lehman Brothers Inc., a Delaware Corporation (the "Corporation") having its registered office at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, hereby certifies to the Secretary of State of the State of Delaware that:

            FIRST: The Article I of the Restated Certificate of Incorporation of the Corporation is hereby amended so as to read in its entirety as follows:

            "Name

            The name of the corporation (hereinafter referred to as the "Corporation" is: Lehman Brothers Inc."

            SECOND: The Board of Directors of the Corporation by requisite vote adopted a resolution which sets forth the foregoing amendment to the Certificate of Incorporation, in accordance with Section 242 of the General Corporation Law of the State of Delaware, declaring that the amendment to the Certificate of Incorporation as proposed was advisable and directing that it be submitted for action thereon by the sole stockholder of the Corporation.

            THIRD: The amendment has been consented to and authorized and approved by the holder of all the issued and outstanding stock of the Corporation, entitled to vote, by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

            FOURTH: This Certificate of Amendment of the Certificate of Incorporation shall be effective on filing.

            IN WITNESS WHEREOF, Shearson Lehman Brothers Inc. has caused this Certificate to be signed on this 2nd day of August, 1993 in its name and on its behalf by Karen

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C. Manson, its Senior Vice President and attested by Eileen M. Bannon, its
Assistant Secretary, pursuant to Section 103(a) of the General Corporation Law of the State of Delaware.

                                    SHEARSON LEHMAN BROTHERS INC.

                                     /s/ Karen C. Manson
                                    ------------------------------------
                                          Karen C. Manson
                                          Senior Vice President



ATTEST:

By:   /s/ Eileen M. Bannon
     ------------------------------
         Eileen M. Bannon
         Assistant Secretary